Exhibit 99.1
UBS Conference William J. Wheeler Executive Vice-President & CFO, MetLife

Safe Harbor Statement These materials may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results. Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.'s filings with the U.S. Securities and Exchange Commission ("SEC"). These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets, which may affect MetLife's ability to seek financing or access its credit facilities; (iii) uncertainty about the effectiveness of the U.S. government's plan to stabilize the financial system by injecting capital into financial institutions, purchasing large amounts of illiquid, mortgage-backed and other securities from financial institutions, or otherwise; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife's participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife's ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (viii) defaults on MetLife's mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) impairments of goodwill and realized losses or market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for MetLife's products and establishing the liabilities for MetLife's obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures, including with respect to guaranteed benefit riders (which may be affected by fair value adjustments arising from changes in MetLife's own credit spread) on certain of MetLife's variable annuity products; (xvi) increased expenses relating to pension and post-retirement benefit plans, (xvii) catastrophe losses; (xviii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xix) downgrades in MetLife, Inc.'s and its affiliates' claims paying ability, financial strength or credit ratings; (xx) economic, political, currency and other risks relating to MetLife's international operations; (xx) availability and effectiveness of reinsurance or indemnification arrangements, (xxi) regulatory, legislative or tax changes that may affect the cost of, or demand for, MetLife's products or services; (xxii) changes in accounting standards, practices and/or policies; (xxiii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxiv) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (xxv) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (xxvi) MetLife's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxvii) MetLife, Inc.'s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxviii) other risks and uncertainties described from time to time in MetLife, Inc.'s filings with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

Explanatory Note on Non-GAAP Financial Information All references in this presentation to net income (loss), net income (loss) per share, operating earnings and operating earnings per share should be read as net income (loss) available to MetLife, Inc.'s common shareholders, net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share, operating earnings available to MetLife, Inc.'s common shareholders and operating earnings available to MetLife, Inc.'s common shareholders per diluted common share, respectively. Net income (loss) available to MetLife, Inc.'s common shareholders and net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share are defined as Generally Accepted Accounting Principles ("GAAP") net income (loss) available to MetLife, Inc.'s common shareholders and GAAP net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share less preferred stock dividends, respectively. The historical and forward-looking financial information presented in this presentation includes performance measures which are based on methodologies other than GAAP. MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings, operating earnings per share and operating return on common equity. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income tax, and adjustments related to net investment gains and losses, net of income tax, both of which can fluctuate significantly from period to period, and adjustments related to acquisition costs, net of income tax, discontinued operations other than discontinued real estate, net of income tax, and noncontrolling interests, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to MetLife, Inc.'s common shareholders and operating earnings available to MetLife, Inc.'s common shareholders per diluted common share should not be viewed as substitutes for GAAP net income (loss) available to MetLife, Inc.'s common shareholders and GAAP net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share, respectively. Operating earnings is defined as GAAP net income (loss) attributable to MetLife, Inc., excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, adjustments related to acquisition costs, net of income tax, and discontinued operations other than discontinued real estate, net of income tax, less preferred stock dividends. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings. Operating earnings available to MetLife, Inc.'s common shareholders is defined as operating earnings less preferred stock dividends, which are recorded in Corporate & Other. Operating earnings available to MetLife, Inc.'s common shareholders per diluted common share is calculated by dividing operating earnings available to MetLife, Inc.'s common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. Operating return on common equity is calculated by dividing operating earnings available to MetLife, Inc.'s common shareholders by average MetLife, Inc. common equity for the period indicated, excluding accumulated other comprehensive income.

Agenda Government Stress Test MetLife's Potential Earnings Power - A "Thought Experiment"

Asset stress test - treated like a bank Process: Two months long Very detailed information Many government agency participants Required to estimate two-year time horizon (2009 - 2010) Expected possible future asset losses Operating income available to absorb such losses Tier 1 capital projections Under two macroeconomic scenarios Baseline More adverse Overview of Stress Test Process

MetLife's Interpretation of Fed's Economic Scenarios Baseline is similar to "normal" postwar recession Adverse is about 50% more severe Exception: residential housing price decline under both scenarios (approximates 1930s) Loss modeling - adverse

MetLife Results vs. Group Overall loss potential in stress case = $9.6 billion As a percentage of risk weighted assets: Loss as % RWA Rank MetLife 2.9% 1st Median 7.5%

MetLife Results vs. Group Commercial Real Estate mortgages potential loss in stress case = $800 million As a percentage of CRE mortgage portfolio: Loss as % portfolio Rank MetLife 2.1% 1st * Median 10.6% *Among companies that have CRE mortgages.

MetLife Results vs. Group Tier 1 capital ratio at 12/31/08 = 9.2% Tier 1 common capital ratio at 12/31/08 = 8.5% Rank of Tier I common equity ratios: Ratio Rank MetLife 8.5% 5th Average 6.7%

MetLife Results vs. Group S&P Holding Company Senior Debt Rating*: Rating Rating Wells AA PNC A USB AA Regions A BNYM AA- Fifth Third A- BB&T A+ KeyCorp A- JPMC A+ MetLife A- State St. A+ AmEx BBB+ Citi A SunTrust BBB+ BofA A CapOne BBB+ Goldman A GMAC CCC Morgan Stanley A *S&P Senior Debt Rating of Holding Co. as of May 11, 2009

MetLife's Potential Earnings Power A "Thought Experiment"

1st Quarter Operating Earnings* *Operating earnings available to common shareholders - diluted See Appendix to MetLife, Inc.'s 2008 Investor Day presentation and MetLife, Inc.'s Quarterly Financial Supplement for non-GAAP financial information definitions and/or reconciliations. These materials are available on the Investor Relations portion of MetLife, Inc.'s Internet website (www.metlife.com).

Variable Investment Income Definition: Return on alternative assets, RE funds & development JVs ($8.7 billion at 3/31/09), plus securities lending income and pre-payment fees 2009 VII plan is $150 million income per quarter 2008 VII plan was $350 million per quarter 2009 Plan assumes approximately 1% return on alternative assets and RE funds & development JVs Potential Upside: Return on alternatives & RE 6% 10% Incremental VII pre-tax income +$400M +$800M

High Cash Balances Held $30 billion of cash and short-term investments at 3/31/09. Collateral for derivatives was $4 billion. Normal cash balances ~ $10 billion Potential Upside: Invest Excess Cash $10B $16B Incremental Return (6%) 5.5% 5.5% Incremental pre-tax income +$550M +$880M

Expenses Pension and post-retirement benefit expense has increased by approximately $300 million in 2009. Operational Excellence is expected to produce at least $400 million of cost reduction by 2010 Potential Upside: Low High Pre-tax Expense Reduction +$200M +$400M

Summary "Normalized" Operating EPS run rate $3.32 $3.32 $3.32 $3.32 Low Low High Variable Investment Income $400 $400 $800 High cash balances $550 $550 $880 Expenses $200 $200 $400 Total Pre-Tax $1,150 $1,150 $2,080 After-Tax (35%) $750 $750 $1,350 Incremental EPS Impact* $0.92 $1.65 Potential Earnings Power (operating EPS)* $4.24 $4.97 (Millions, except per share amounts) *assumes 820 million shares outstanding